SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  September 8, 2009

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	1-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvey Parkway

301 N. W. 63rd Street, Suite 400

Oklahoma City, Oklahoma                73116

(Address of principal executive offices)   (Zip Code)

(405) 842-2333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report:

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2009, by unanimous written consent of directors of The Beard Company (the “Company”), Section 7 of Article I of its corporate bylaws were amended as follows:

SECTION 7. ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The board of directors may fix, in advance, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, which shall not be more than sixty (60) days prior to the taking of such action. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

September 14, 2009

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